CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-265345) of Metropolitan Commercial Bank, of our report dated June 17, 2026, relating to the financial statements and supplemental schedule of the Metropolitan Commercial Bank 401(k) Plan (the “Plan”) appearing in this Annual Report on Form 11-K of the Plan for the year ended December 31, 2025.

/s/ Baker Tilly US, LLP

Peachtree Corners, Georgia

June 17, 2026